Exhibit 99.2

Thanks for joining today’s call. Today is an exciting day in the history of Aytu BioScience. I’m pleased to be on this call with you this morning following our announcement earlier that we have entered into a definitive merger agreement to acquire specialty pharmaceutical company Neos Therapeutics in an all-stock transaction. I’m pleased to be joined on the call by Neos CEO Jerry McLaughlin along with other members of the Aytu management team.

With this morning’s announcement, Aytu continues its bold transformation as this marks the company’s third acquisition in a little over twelve months. And this one is our biggest acquisition to date.

Before getting into the details of the transaction along with the deal rationale and more, let me first say thank you to the Aytu and Neos teams for working very hard over these last several weeks to get to this exciting point. I know I speak for the Aytu and Neos teams in saying we’ve developed a very good working relationship, and this already feels like it is going to be an excellent marriage of two great specialty pharma companies.

With the acquisition of Neos Therapeutics we will be creating a combined $100 million plus revenue specialty pharmaceutical company with a strong pediatric footprint and a great deal of momentum. This is a transformational transaction and, upon closing, puts the new company at a revenue scale many multiples higher than our 2019 and 2020 run rates. Keep in mind that Aytu generated $7.3M in revenue in fiscal 2019, and over the last two quarters we generated $14 million, on average, in quarterly revenue. So, we’ll approximately double our revenue following the closing of the Neos transaction – again to over $100M in annual revenue.

So why did we pursue this transaction? The rationale for the acquisition is multi-fold.

First, as we began our transformation this time last year with the acquisition of the Cerecor pediatric product line we expected that would be the first of multiple steps in a process to build Aytu into a leading specialty pharma company. The pediatric brands we acquired from Cerecor late last fall – along with the commercial infrastructure we subsequently brought over – established a foothold for us in pediatrics. So that’s reason #1. We did this deal to expand our presence into the attractive pediatric market.

Reason #2 - Those that know the pediatrics space know that the ADHD market is among the most attractive therapeutic categories in pediatrics. The ADHD market is huge – with 75.1 million prescriptions written annually - and it remains open for innovative products like those Neos developed and markets. So adding growing, novel brands Adzenys and Cotempla to our product portfolio makes a lot of sense.

Third, this acquisition accelerates Aytu’s transformation to profitability. With this acquisition not only will we dramatically increase revenue, we also estimate annual cost synergies of $15 million. There are significant areas of overlap across both organizations, and upon removing Neos’ public company costs, synergizing the sales forces, and consolidating G&A, we expect to realize significant cost savings – all while driving revenue growth.

The rationale for this acquisition is sound, and we couldn’t be more excited about the future of this combined entity.

For those of you unfamiliar with Neos, I’ll provide some background on the company. Neos is led by CEO Jerry McLaughlin, CFO Rich Eisenstadt, and their teams, and they’ve done an excellent job growing their business over the last several years. In 2018 they generated $50 million in product revenue. That grew to $65 million 2019, and despite the impact COVID has had on the prescription market this year, Neos has generated $57 million in LTM revenues and is currently outpacing the ADHD market growth rate.

That revenue has been driven by the growth of their ADHD brands Adzenys® XR-ODT (which is a multi-strength amphetamine orally disintegrating tablet) and Cotempla® XR-ODT (which is a multi-strength methylphenidate orally disintegrating tablet). Adzenys and Cotempla address the $8.5 billion ADHD market, among the largest prescription drug markets in the U.S. Importantly, in the quarter ended September 30, 2020, the Neos ADHD brands outperformed the overall ADHD market, with Adzenys XR-ODT growing by 9.9% and Cotempla XR-ODT growing by 6.5%. So, as the ADHD market re-ignites post COVID and beyond, the Neos brands are on a strong growth trajectory.

Adzenys and Cotempla were developed in house by Neos’ scientists utilizing Neos’ patented microparticle delivery technology. The products are manufactured here in the U.S. at the Neos cGMP facility. Neos’ sophisticated microparticle delivery technology allows for modified-release drug delivery of active pharmaceutical ingredients and has the potential to provide meaningful clinical improvement for a variety of disease states. ADHD is just one of many conditions appropriate for use, and most small molecules can be utilized with this technology. This technology enables customized pharmacokinetic profiles, which can improve drug delivery as well as clinical efficacy and patient tolerability. The technology is supported by numerous patent families, including four Orange Book listed patents extending as far as 2032.

Given that the Neos’ ADHD products are built off the Neos proprietary extended release platform, with this acquisition comes a pipeline. And one product has already made it into the clinic. This ODT delivery technology provides Aytu with a novel, flexible platform from which to build.

Neos’ pipeline currently includes NT0502, a new chemical entity being developed for sialorrhea, or excessive drooling. Excessive drooling affects approximately 1.4 million American patients and many millions more outside the U.S.

The 502 development program is in its early stages, but we’re excited to be adding a pipeline asset that has real potential.

With respect to Neos’ commercial operations, Neos fields a sales force calling on high prescribing ADHD prescribers and has full commercial support functionality as does Aytu. Through the combining of both sales forces, the new Aytu will continuing to promote the ADHD brands while also promoting core heritage Aytu brands – with a focus on Poly-Vi-Flor, Karbinal, Natesto, ZolpiMist, and Tuzistra XR. We plan to maintain the highest performing sales territories and rationalize the overlapping support functions to realize cost savings and synergies.

Now I’ll move on to the details of the merger:

This is an all-stock transaction whereby Neos stockholders will be entitled to receive 0.1088 shares of Aytu common stock for each share of Neos common stock held after taking into account a one-for-ten reverse split of the Company’s share price which was effected on December 8th.

The transaction will result in Neos shareholders owning approximately 30% of the fully diluted common shares of the Company. The transaction is valued at approximately $45 million on a fully diluted basis based on AYTU’s 10-day VWAP. The boards of directors of both companies have approved the transaction and will recommend approval by the companies’ respective shareholders.

So as it relates to the strategic rationale for this merger – the story is simple and compelling. Combined, Aytu and Neos’ annualized revenue is estimated to exceed $100 million for the twelve-month period ending September 30, 2020. This combination further increases revenue scale and facilitates operational and commercial synergies that we believe can be harnessed to speed up the company’s growth towards profitability.

As mentioned the Company expects to generate annual cost synergies in the range of $15 million to be achieved in fiscal 2022.

I firmly believe Aytu BioScience is the right acquiror of Neos to enable the continued growth of the team’s growing ADHD business while also positioning Neos and Aytu well for long-term value creation for our shareholders. With the shared strength of our companies, I believe we can more rapidly grow the ADHD product line, and leverage benefits of combining the two companies’ salesforces and overlapping sales call points and commercial infrastructure, thus enhancing value to the Aytu BioScience and Neos Therapeutics shareholders for the long term.

I also believe we can collectively leverage Neos’ RxConnect program, a best-in-class patient access program that can be extended to Aytu’s Rx and even, we believe, some of the Aytu consumer health products. There are significant synergies here, and I’m excited about our prospects as a combined entity.

The company will be led by myself and will be headquartered in Englewood, Colorado. The board of the combined company will consist of six members designated by Aytu and two members designated by Neos, and we look forward to a newly expanded board at Aytu. Neos CEO Jerry McLaughlin and current Neos board member Beth Hecht will join the Aytu board, and we look forward to adding them to the board.

The merger is currently expected to close by the second quarter of 2021, subject to approval by the Company’s stockholders and by Neos stockholders and the satisfaction of other customary closing conditions. The filing process will get underway soon, and as practically as possible we’ll get the S-4 filed, work with the SEC, and upon clearance, will get the shareholder votes scheduled.

I’m very excited about this acquisition, and I believe this will enable strong value creation for Aytu and Neos shareholders. There is work to be done to get this to a close, but you have the commitment of me and my team, the Neos team, and the resources of both companies to do all we can get move the process forward efficiently to a positive outcome of a merged entity in early 2021. This is a great day for Aytu and Neos, and we are excited about the future together.

With my prepared comments complete, we’ll now open the call to questions from the analysts.

Operator?

After Q&A:

Thank you for the questions. Again, I could not be more excited about this acquisition and look forward to moving toward a close. Thanks to Jerry and his team for their work in getting us to this point, and my sincere thanks to the Aytu team for all they’ve done.

Thanks to all of you for attending this morning’s conference call. Have a good day.

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Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of December 10, 2020, by and among Neos Therapeutics, Inc. (“Neos”), Aytu Biosciences Inc. (“Aytu”), and Neutron Merger Sub, Inc. In connection with the proposed merger transaction, Aytu expects to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Aytu and Neos that also constitutes a prospectus of Aytu, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Aytu stockholders and Neos stockholders when it becomes available. Aytu and Neos also plan to file other relevant documents with the SEC regarding the proposed merger transaction.

INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION.

You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Aytu or Neos with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Aytu with the SEC will be available free of charge on Aytu’s website at www.aytubio.com or by contacting Aytu’s Investor Relations at james@haydenir.com. Copies of the documents filed by Neos with the SEC will be available free of charge on Neos’ website at www. investors.neostx.com or by contacting Neos’ Investor Relations at (972) 408-1300.

Certain Information Regarding Participants

Aytu and Neos and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Aytu’s executive officers and directors in Aytu’s definitive proxy statement filed with the SEC on March 4, 2020 in connection with Aytu’s 2020 annual meeting of stockholders. You can find information about Neos’ executive officers and directors in Neos’ definitive proxy statement filed with the SEC on April 21, 2020 in connection with Neos’ 2020 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Aytu or Neos using the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor a solicitation of any vote or approval with respect to the proposed merger transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”) and otherwise in accordance with applicable law.

Forward-Looking Statement

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ’‘may,’’ ’‘will,’’ ’’should,’’ ’‘forecast,’’ ’‘could,’’ ’‘expect,’’ ’’suggest,’’ ’‘believe,’’ ’‘estimate,’’ ’‘continue,’’ ’‘anticipate,’’ ’‘intend,’’ ’‘plan,’’ or similar words, or the negatives of such terms or other variations on such terms or comparable terminology.  All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Aytu’s or Neos’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: failure to obtain the required votes of Neos’ shareholders or Aytu’s shareholders to approve the transaction and related matters, the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the diversion of management time on transaction-related issues, the ultimate timing, outcome and results of integrating the operations of Aytu and Neos, the effects of the business combination of Aytu and Neos, including the combined company’s future financial condition, results of operations, strategy and plans, the ability of the combined company to realize anticipated synergies in the timeframe expected or at all, changes in capital markets and the ability of the combined company to finance operations in the manner expected, regulatory approval of the transaction, risks relating to gaining market acceptance of our products, obtaining reimbursement by third-party payors, the potential future commercialization of our product candidates, the anticipated start dates, durations and completion dates, as well as the potential future results, of our ongoing and future clinical trials, the anticipated designs of our future clinical trials, anticipated future regulatory submissions and events, our anticipated future cash position and future events under our current and potential future collaboration. We also refer you to the risks described in ’‘Risk Factors’’ in Part I, Item 1A of the company’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission.

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